UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 28, 2006, Arizona Public Service Company (“APS”) entered into an unsecured revolving credit facility with Bank of America, N.A., as Administrative Agent and Issuing Bank, The Bank of New York, as Syndication Agent and Issuing Bank, Citibank, N.A., JPMorgan Chase Bank, N.A., and Credit Suisse, as Co-Documentation Agents, Banc of America Securities LLC and BNY Capital Markets, Inc., as Joint Lead Arrangers, and the lender parties thereto, allowing APS to borrow, repay and reborrow, from time to time, up to $500 million on or prior to September 28, 2011. APS may increase the amount of the facility up to a maximum facility of $600 million upon the satisfaction of certain conditions. Once a year APS has the option to request that the facility be extended for an additional one-year period. APS will use the facility for general corporate purposes. The facility can also be used for letters of credit.
     APS must repay borrowings under the facility by September 28, 2011 unless extended or accelerated as described below. APS must pay interest and fees from time to time based on APS’ then-current senior unsecured debt credit ratings.
     Borrowings under the facility are conditioned on APS’ ability to make certain representations except for representations concerning no material adverse change and litigation. The facility includes customary covenants, including that APS maintain a maximum consolidated debt-to-capitalization ratio and comply with a negative lien provision. The facility also includes customary events of default, including a cross default provision and a change of control provision relating to Pinnacle West Capital Corporation. If an event of default occurs, lenders holding a specified percentage of the commitments, or the administrative agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the facility and the obligations of the issuing banks to issue letters of credit, and/or may declare the obligations outstanding under the facility to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default relating to APS.
          APS and its affiliates maintain normal banking and other relationships with the agents and other lenders in the facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: October 4, 2006	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: October 4, 2006	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

2